UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2011

South Jersey Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One South Jersey Plaza, Folsom, NJ 08037
(Address of principal executive offices) (Zip Code)

(609) 561-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13(3)-4(c) under the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

South Jersey Industries, Inc. (“SJI”) amended its bylaws (Article II, Section 2.1) to increase the size of its board of directors from 9 to 10 members at its November 18, 2011 board meeting.  The members of SJI’s board then elected Sunita Holzer to SJI’s board.  Ms. Holzer will serve on the Governance Committee and the Compensation Committee.

The press release announcing the election attached hereto as Exhibit 99.1, and the amended SJI bylaws, attached hereto as Exhibit 99.2, are hereby incorporated by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

South Jersey Industries, Inc. (“SJI”) amended its bylaws (Article II, Section 2.1) to increase the size of its board of directors from 9 to 10 members at its November 18, 2011 board meeting.  The members of SJI’s board then elected Sunita Holzer to SJI’s board.  Ms. Holzer will serve on the Governance Committee and the Compensation Committee.   The press release announcing the election of Ms. Bhatia-Holzer attached hereto as Exhibit 99.1, and the amended SJI bylaws, attached hereto as Exhibit 99.2, are hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated November 21, 2011 issued by South Jersey Industries

99.2	Bylaws of South Jersey Industries, Inc. as amended and restated through November 18, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTH JERSEY INDUSTRIES

Date: November 21, 2011	By: /s/ David A. Kindlick
David A. Kindlick
Senior Vice President & Chief Financial Officer

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